UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2022

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	EGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 3.02            Unregistered Sales of Equity Securities.

On May 20, 2022, EastGroup Properties, Inc. (the “Company”) entered into a merger agreement pursuant to which the Company will acquire an unrelated third-party entity that owns a portfolio of properties in California. In consideration of the merger and subject to the terms and conditions of the merger agreement, the Company will issue a maximum of approximately 1.9 million shares of its common stock (subject to adjustment due to prorations), at a negotiated price of no less than $190 per share, and assume certain debt of the third-party entity. The actual number of shares of common stock to be issued at the closing will be determined prior to closing pursuant to the terms of the merger agreement. The transaction is expected to close in the second quarter of 2022, following the satisfaction of closing conditions. The Company expects to file a Form 8-K upon the closing of the transaction disclosing, among other things, the number of shares of common stock actually issued. The issuance of the shares of common stock will be issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

This Current Report on Form 8-K contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects” or “plans” and variations of such words or similar expressions or the negative of such words, including references to the anticipated closing of the acquisition described above. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations and strategies, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to: the duration and extent of the impact of the coronavirus (“COVID-19”) pandemic, including as a result of any COVID-19 variants or as affected by the efficacy of COVID-19 vaccines on our business operations or the business operations of our tenants (including their ability to timely make rent payments) and the economy generally, international, national, regional and local economic conditions, the general level of interest rates and ability to raise equity capital on attractive terms, financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest, and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all, our ability to retain our credit agency ratings, our ability to comply with applicable financial covenants, the competitive environment in which the Company operates, fluctuations of occupancy or rental rates, our ability to maintain our qualification as a real estate investment trust, acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections, credit risk in the event of non-performance by the counterparties to our interest rate swaps, lack of or insufficient amounts of insurance and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         May 26, 2022

EASTGROUP PROPERTIES, INC.

By: /s/ BRENT W. WOOD
Brent W. Wood Executive Vice President, Chief Financial Officer and Treasurer

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